Exhibit 10.18

LIFE CARE MEDICAL DEVICES LIMITED

FORM OF CONVERTIBLE LOAN AGREEMENT and

PROMISSORY NOTE

US $600,000	April 9, 2013

1) GENERAL.

_______________ (the “Holder”) hereby grants to Life Care Medical Devices Limited, a Nevada corporation (the “Maker”) a convertible loan of Six Hundred Thousand Dollars (US$600,000) (the “Loan Amount”) on the terms and conditions set forth in this Convertible Loan Agreement and Promissory Note (this “Note”). Holder will will deliver the Loan Amount to Maker upon execution of this Note, in US dollars in immediately available funds, at the account notified to Holder by Maker. This Note will be payable on August 31, 2013, or such earlier or later date as may be applicable under Sections 2 or 4 hereof. This Note will bear interest at the rate of twelve percent (12%) per annum, based upon a 360-day year (the “Interest Amount”). This Note will also bear two hundred percent warrant coverage on the Loan Amount, based upon a conversion price per share of $0.65, pursuant to the form of Warrant attached hereto as Exhibit A (the “Warrant”). On or before the Maturity Date, subject to exercise by Holder or its assigns of the conversion rights set forth in Section 5 hereof, Maker will pay to Holder the Loan Amount and the Interest Amount, in US Dollars in immediately available funds, to the order of Holder or its assigns, at the account notified to Maker by Holder or its assigns.

2) PRE-PAYMENT.

Subject to the conversion rights set forth in Section 5 hereof, this Note may be pre-paid in whole or in part prior to the Maturity Date (the “Pre-Payment”) at the election of the Maker in its discretion, provided that in addition to the Principal, the Maker pays the full Repayment Amount that would have been due at the original Maturity Date.

3) DEFAULT PAYMENT.

Upon the occurrence of an event of default, after notice and opportunity for cure as provided in Section 4 hereof (an “Event of Default”), default payments will become due and payable on any portion of the Repayment Amount that remains unpaid and outstanding after the applicable Maturity Date (the “Default Principal”). The Default Principal will bear interest from the date of default until repaid, at an annualized rate of twelve percent (12%) per annum (the “Default Interest Amount”).

4) DEFAULTS.

a) Definitions. Each occurrence of any of the following events will constitute an “Event of Default”:

(a) if a default occurs in payment of the Repayment Amount, or other amounts due under this Note, by the due date thereof, and such default remains uncured for fifteen (15) days from the date of default;

(b) if any representation or warranty of Maker made herein will have been false or misleading in any material respect, or will have contained any material omission, as of the date hereof;

(c) if a default occurs in the due observance or performance on the part of Maker of any covenant or agreement to be observed or performed pursuant to the terms of this Note and such default remains uncured for fifteen (15) days thereafter;

(d) if Maker (i) discontinues its business, (ii) applies for or consent to the appointment of a receiver, trustee, custodian or liquidator of Maker or any of its property, (iii) makes a general assignment for the benefit of creditors, or (iv) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

(e) if there is filed against Maker an involuntary petition seeking reorganization of Maker or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition will not have been dismissed within one hundred twenty (120) days after it was filed;

(f) if Maker enters into any agreement, transaction or undertaking (including, without limitation, any extension or modification of any current or previously existing agreement, transaction or undertaking) which includes or may include any actual or contingent security interest or other encumbrance upon any of the Maker’s assets;

(g) if Maker enters into any agreement, transaction or undertaking (including, without limitation, any extension or modification of any current or previously existing agreement, transaction or undertaking) which includes or may include any actual or contingent anti-dilution or most favored nation provision or arrangement.

4.2 Remedies on Default.

Upon the occurrence of any Event of Default and at any time thereafter, Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity and/or other appropriate proceeding. No right conferred upon Holder by this Note will be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5) CONVERSION AND CONVERSION SHARES.

5.1 Conversion Election and Notice. Holder will have the right to elect, in its sole discretion, at any time or times on or before the Maturity Date (or such later date at which the Repayment Amount is repaid in full), to convert all or any part of the Repayment Amount into common stock of the Maker (the “Conversion Shares”). Any unconverted portions of the Repayment Amount will be repaid in cash on the Maturity Date.

5.2 Conversion Price, Conversion Shares. The conversion price of the Conversion Shares (the “Conversion Price”) will be equal to $0.65. In the event of any stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, or similar actions involving or affecting the common stock of Maker, the Conversion Price will be correspondingly adjusted. Upon issuance pursuant to this Section 5, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

5.3 Delivery of Conversion Shares. Maker will deliver the Conversion Shares to Holder within three (3) business days following delivery of a Conversion Notice to Maker (the “Delivery Date”). Maker understands that a delay in the delivery of Conversion Shares beyond the applicable Delivery Date could result in economic loss to Holder. As compensation to Holder for such risk, in addition to any other available remedies at law or equity, Maker agrees to pay late fees to Holder, for delivery of the Conversion Shares after the Delivery Date, equal to $1,000 per day.

5.4 Unregistered Shares. The Conversion Shares will not be registered upon issuance or within any designated timeframe thereafter under the Securities Act of 1933, as amended (the “Securities Act”). The certificates evidencing the Conversion Shares may bear the following legend (or a substantially similar legend) and such other legends as may be required by applicable laws of any state or foreign jurisdiction (and a stop-transfer order may be placed against transfer of any such Conversion Shares):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

5.5 Piggy-Back Registration. Holder will be entitled to “piggy-back” registration rights with respect to the Conversion Shares, to the extent that capacity is available in a registration, as determined by the Maker in its commercially reasonable discretion.

5.6 Transfer of Registration Rights. The registration rights provided herein may be transferred to any transferee permitted under applicable securities laws, provided that the Holder provides written notice thereof to the Maker, and provided that the transferee agrees in writing to be bound by the terms of this Note.

5.7 Resale and Transfer of Conversion Shares. When the Conversion Shares become eligible for resale or transfer, pursuant to Rule 144 or otherwise, the Maker will pay all fees and expenses (including, without limitation, transfer agent fees and legal fees) associated with (i) the removal of a legend or stop transfer instructions with respect to the Conversion Shares, and (ii) the issuance of certificates or DWAC registration to or in the name of the Holder or the Holder’s designee.

SECTION 6. MAKER’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

Maker hereby represents, warrants and covenants the following:

6.1 Organization, Good Standing and Qualification. Maker is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to carry on its business. Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

6.2 Authorization. The execution, delivery and performance by Maker of this Note, and the transactions contemplated hereunder (including, without limitation, the issuance of common stock pursuant to exercise of the Warrant), have been duly authorized by all requisite corporate action by Maker in accordance with applicable law. This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcements of creditors’ rights or general principles of equity.

6.3 No Conflicts. The execution, delivery, performance, issuance, sale and delivery of this Note and compliance with the provisions hereof by Maker will not, to the knowledge of Maker, (a) violate any provision of any law, statute, rule or regulation applicable to Maker or any order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Maker or any of its assets or (b) conflict with or result in any material breach of any of the terms or conditions of any agreement or instrument to which Maker is a party, or give rise to any right of termination, cancellation or acceleration under any such agreement or instrument, or result in the creation of any lien or other encumbrance upon any of the material assets of Maker.

6.4 Authorized Shares. The Maker shall take all action necessary to at all times have authorized and available for issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of all Notes and convertible securities, inclucing Warrants, outstanding at any time (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Notes, the Maker shall increase the available shares accordingly. If the Maker does not have sufficient authorized and unissued shares of Common Stock to increase the available shares, the Maker shall call and hold a special meeting of the stockholders as promptly as practicable, for the purpose of increasing the number of shares authorized.

6.5 Compliance with Laws. The Maker is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Maker. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Note and the issuance of the Warrants except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the closing, as will be filed in a timely manner.

6.6 Disclosure. All information relating to or concerning the Maker set forth in this Note by or on behalf of the Maker to the Holder is true and correct in all material respects, and the Maker has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Maker or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Maker and has not been so disclosed or announced.

6.6 No Integrated Offering. Neither the Maker nor any of its affiliates nor any person acting on its or their behalf has made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act (defined below) in connection with ththis Note and the transactions contemplated hereby.

6.7 No Dividends. Maker covenants that it will not declare or pay any cash dividends on its capital stock so long as any amounts are outstanding under this Note.

6.8 SEC Reports; Financial Statements. The Maker has filed all reports, schedules, forms, statements and other documents required to be filed by the Maker under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Maker was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Maker included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, have been prepared from, and are in accordance with, the books and records of the Maker. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Maker as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

SECTION 7. HOLDER’S REPRESENTATIONS AND WARRANTIES

7.1 Accredited Investor. Holder hereby represents and warrants that Holder has substantial experience in evaluating and investing in securities, and is capable of evaluating the merits and risks of its loan to Maker under this Note and any investment in Conversion Shares, and has the capacity to protect its own interests. Holder understands that the loan to Maker pursuant hereto may involve a high degree of risk, and Holder has the ability withstand the loss of the entire financing amount. Holder is an “accredited investor” within the meaning of Regulation D under the Securities Act.

7.2 Investment Purpose. This Note is being made for business and investment purposes, and not for household or other purposes. In the event that Holder exercises any conversion rights pursuant to Section 5 hereof, Holder will be acquiring the Conversion Shares for its own account for investment only, and not with a view towards distribution. Holder is not aware of publication of any advertisement in connection with the Conversion Shares.

7.3 Unregistered Shares. Holder understands and agrees that, in the event that it exercises any conversion rights pursuant to Section 5 hereof, the Conversion Shares have not been and are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred unless (A) subsequently registered thereunder, or (B) the Holder shall have delivered to the Maker an opinion of counsel, reasonably satisfactory in form, scope and substance to the Maker, to the effect that the Conversion Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration. Holder also understands and agrees that issuance of the Conversion Shares will be pursuant to an exemption from registration contained in the Securities Act based in part upon Holder’s representations herein. Any sale of the Conversion Shares made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any resale of such Conversion Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, and/or may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Neither the Maker nor any other person is under any obligation to register the Conversion Shares under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

7.4 Restrictive Legend. The Holder acknowledges and agrees that, until such time as the Conversion Shares can be sold without restriction pursuant to Rule 144, the certificates and other instruments representing any of the Securities shall bear a restrictive legend as provided in Section 5.4 hereof.

SECTION 8. COVENANTS

8.1 Head Office. So long as this Note will remain outstanding, Maker will maintain its head office in the United States.

8.2 Use of Proceeds. Maker will use the proceeds from this Note for operating expenses and other obligations of the Maker incurred in pursuing the Maker’s business plans and strategies inside or outside the U.S. including, without limitation, product rollouts, activities involving facilities and capacity, research and development expenses, expenses related to regulatory filings and processes with the US Food and Drug Administration (“FDA”) or with applicable regulators in various countries outside the US, preparations for commercial delivery of the Maker’s products in various countries outside the US, expenses related to filings and processes with US Securities and Exchange Commission (“SEC”), expenses related to salaries and other general and administrative operations, expenses related to litigation, and expenses of accountants, attorneys, consultants and other professionals. Make will not use the proceeds for the payment of any dividends on its capital stock.

SECTION 9. PAYMENTS.

9.1 No Discounts or Setoffs. All payments of principal and interest shall be made without deduction of any present and future taxes, and without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment.

9.2 Full Payment Required. The acceptance by Holder of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a subsequent Event of Default as herein provided. The acceptance by Holder of any sum in an amount less than the sum then due shall be only deemed an acceptance on account and upon condition that it shall not constitute a waiver of the obligation of Maker to pay the entire sum then due, and failure of Maker to pay such entire sum then due shall, at the election of Holder, constitute an immediate Event of Default without the necessity for any further notice, notwithstanding such acceptance of such amount on account. Consent by Holder to any action or inaction of Maker which is subject to consent or approval of Maker under this Note or any of the other financing documents shall not be deemed a waiver of the right to require such consent or approval to future or successive actions or inactions.

9.3 Business Days. In the event that the Repayment Amount or any other amounts due under this Note become due and payable on a day other than a business day, the due date thereof will be extended to the next succeeding business day in the United States. For purposes of the preceding sentence, a business day will be any day that is not a Saturday or Sunday, or a legal holiday in the State of New York in the United States.

SECTION 10. TRANSACTION COSTS; COLLECTION COSTS.

10.1 Transaction Costs. Maker agrees to pay to Holder, upon delivery by Holder of invoices or other supporting documentation, all costs and expenses incurred by or on behalf of Holder, in connection with this Note, Holder’s underwriting and due diligence with respect to the Note, and the negotiation, documentation, and closing of the Note (collectively, “Transaction Costs”).

10.2 Collection Costs. In the event that all or part of the indebtedness evidenced by this Note is collected at law or in equity, or in bankruptcy, receivership or other court proceedings, arbitration or mediation, or any settlement of any of the foregoing, Maker agrees to pay, in addition to all amounts due and payable hereunder, all costs incurred by Holder in collecting and/or enforcing this Note, including, without limitation, reasonable attorneys’ fees and expenses.

SECTION 11. WAIVERS, DISPUTES, JURISDICTION.

11.1 Actions of Holder not a Waiver. No delay by Holder in exercising any power or right hereunder will operate as a waiver of any power or right, nor will any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver or modification of the terms hereof will be valid unless set forth in writing by Holder and then only to the extent set forth therein.

11.2 Consent to Jurisdiction. Maker hereby submits to the jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action, or proceeding arising out of or relating to this Note or any other agreements or instruments with respect to Holder. Maker hereby waives, to the fullest extent permitted by law, any objection that Maker may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court will be conclusive and binding upon Maker, and may be enforced in any court in which Maker is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon Maker as provided in this Note or as otherwise permitted by applicable law.

11.3 Waiver of Jury Trial. MAKER WAIVES ANY RIGHTS IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN MAKER AND HOLDER RELATING TO THE SUBJECT MATTER OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREUNDER.

11.4 Service of Process. Maker hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and irrevocably consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with this Note by any means permitted by applicable law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Maker specified on the signature page hereto (and shall be effective when such mailing shall be effective, as provided therein). Refusal to accept delivery, and/or avoidance of delivery, will be deemed to constitute delivery. Nothing in this Section 11.4 will affect the right of Holder to serve process in any manner otherwise permitted by law or limit the right of Holder otherwise to bring proceedings against Maker in the courts of any applicable jurisdiction or jurisdictions. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 12. INDEMNIFICATION.

12.1 Indemnification. In consideration of the financing provided pursutant to this Note, Maker agrees to defend, indemnify and forever hold harmless Holder and its affiliates, directors, officers, employees, partners, shareholders, members, agents, collaborators, representatives and advisers (collectively, the “Indemnified Parties”) for, from and against any and all costs, expenses, losses, claims, damages, fees, penalties and liabilities, joint or several, (collectively, “Costs and Damages”), that may be imposed on, incurred by or asserted against any Indemnified Parties arising out of, in connection with, or as a result of this Note, the Warrant and the transactions contemplated hereunder, and/or any prior or subsequent financing of or investment in Maker by or involving Holder (collectively, the “Indemnified Matters”), including, without limitation, any of the following: (a) the Note, the Warrant and/or any obligation hereunder, or the use or intended use of the proceeds of this Note, (b) any securities filings of, or with respect to, Maker; (c) the Maker’s assets and the handling, disposition and/or preservation thereof; (d) any material inaccuracy or omission in any representation or warranty in this Note or other financing documents; (e) any breach or failure by Maker to perform its respective obligations hereunder; (f) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any Indemnififed Party (and including attorneys’ fees in any case), whether or not any Indemnified Party is a party thereto, and whether or not based on any securities or commercial law or regulation or any other applicable law or theory thereof, including common law, equity, contract, tort or otherwise; or (g) any other act, event or transaction related, contemplated in or attendant to any of the foregoing; provided, however, that Maker shall not have any liability under this Section 12 to any Indemnified Party with respect to any Indemnified Matter to the extent such liability has resulted primarily from the fraud or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, nor shall any Indemnified Party have any liability with respect to any Indemnified Matter as to which such Indemnified Party would otherwise be liable, except to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, Maker waives and agrees not to assert against any Indemnified Party, any right of contribution with respect to any Costs and Damages that may be imposed on, incurred by or asserted against any Indemnified Party.

The Indemnified Parties with the right to be indemnified under this Section 12 shall have the right to defend any action or proceeding with attorneys of their own selection, and the Maker shall be solely responsible for all reasonable costs and expenses of such counsel. If the Indemnified Parties opt not to retain their own counsel, the Maker shall defend any such action or proceeding with attorneys of its choosing at its sole cost and expense, provided, however, that the Maker may not settle any such action or proceeding without obtaining the prior written consent of the Indemnified Parties unless such settlement includes a release of the Indemnified Parties which is comprehensive, unconditional, without restrictions and does not impose obligations on the Indemnified Parties.

The indemnification provided hereunder shall be in addition to (i) any cause of action or similar rights of the Indemnified Parties against the Maker or others, and (ii) any other liabilities to which the Maker may be subject. The indemnification hereunder, and all representations and warranties made herein, shall survive the repayment in full of the Repayment Amount and any other amounts due hereunder, and performance of the obligations hereunder.

SECTION 13. MISCELLANEOUS.

13.1 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note will be in writing and will be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by confirmed facsimile or confirmed email with a copy sent by nationally or internationally recognized overnight courier, (iii) sent by nationally or internationally recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Maker:	Life Care Medical Devices Limited

880 Third Avenue

Suite 905

New York, NY 10022

if to Holder: the address set forth below the Holder’s signature hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section.

13.2 Parties In Interest; Assignment. This Note will bind and inure to the benefit of Holder, Maker and their respective successors and permitted assigns. Maker will not transfer or assign this Note without the prior written consent of Holder. Holder may transfer and assign this note without the prior consent of Maker.

13.3 Entire Agreement. This Note contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings among the parties with respect thereto.

13.4 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision will be excluded from this Note, (ii) the balance of the Note will be interpreted as if such provision were so excluded, (iii) the balance of the Note will be enforceable in accordance with its terms, and (iv) the parties will negotiate in good faith to amend or add to the provisions of this Note to effectuate as nearly as reasonably practicable, and as nearly as permitted under applicable law, the original intent of the parties with respect to the provision excluded.

13.5 Amendments. No provision of this Note may be amended or waived without the express written consent of both Maker and Holder, provided, however, that Holder may waive any provision hereof that inures to the benefit of Holder without the prior written consent of Maker.

13.6 Headings. The section and paragraph headings contained in this Note are for reference purposes only and will not affect in any way the meaning or interpretation of this Note.

13.7 Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Delaware, other than any rules relating to choice of law provided, however, that nothing in this Note shall limit or restrict the right of Holder to commence any proceeding in any other jurisdiction as provided in Section 11.4, including, without limitation in any state in which any assets of Maker are located.

13.8 Lender-Creditor Relationship. The relationship between Maker, on the one hand, and Holder, on the other hand, is solely that of lender and creditor. Holder has no fiduciary relationship or duty to Maker arising out of or in connection with this Note and/or the transactions contemplated herein, and there is no agency, tenancy or joint venture relationship between Holder and Maker by virtue of this Note and/or the transactions contemplated therein. None of the Note provisions is intended, nor shall be deemed or construed, to make Holder in any way responsible for the debts, obligations or losses of Maker. MAKER ACKNOWLEDGES, CONFIRMS AND AGREES THAT HOLDER HAS NOT ACTED AS AN INVESTMENT, TAX OR FINANCIAL ADVISER TO MAKER IN ANY RESPECT AND HAS NOT OTHERWISE PROVIDED MAKER WITH ANY INVESTMENT, TAX, OR FINANCIAL ADVICE OF ANY NATURE WHATSOEVER.

13.9 Marshalling; Payments Set Aside. Holder shall have no obligation to marshal any property in favor of Maker or any other person, or against or in payment of any obligation hereunder. To the extent that Holder receives a payment from Maker pursuant to this Note, from the proceeds of any assets of Maker, from the exercise of any enforcement action, or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

13.10 Authorization. Maker authorizes its banks, creditors (including trade creditors), vendors, suppliers, and customers to disclose and release to Holder any and all information Holder may request from time to time regarding (a) any depository, loan or other credit account of Maker; and (b) the affairs and financial condition of Maker. Maker also expressly authorizes Holder, from time to time while any of the obligations hereunder are outstanding, including during any period when a Default exists, to perform background, credit, judgment, lien and other checks, searches, inspections and investigations and to obtain credit reports and asset reports with respect to Maker and to answer questions about its credit experience with Maker.

13.11 Further Assurances. At any time and from time to time, upon the written request of Holder and at the sole expense of Maker, Maker shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Holder may reasonably deem necessary or advisable (a) to obtain the full benefits of this Note and the transactions hereunder; (b) to protect, preserve, maintain and enforce Holder’s rights in (and the priority of any lien of Holder on) any assets of Maker; or (c) to enable Holder to exercise all or any of the rights, remedies and powers granted pursuant to this Note.

13.12 No Strict Construction. The language used in this Note and all other documents relating to transactions contemplated herein is the language chosen mutually by the parties hereto, and no doctrine of construction shall be applied for or against any party.

13.13 Counterparts. This Note may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

13.14 Note Replacement. Upon receipt by Maker of reasonable evidence of the loss, theft, destruction, or mutilation of this Note, Maker will deliver a new Note containing the same terms and conditions in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 13 will be dated as of the date of this Note.

[signatures on following page]

IN WITNESS WHEREOF, Maker has caused this Convertible Loan Agreement and Promissory Note to be duly executed by its duly authorized person(s) as of the date first written above.

MAKER:		HOLDER:

LIFE CARE MEDICAL DEVICES LIMITED

By:		By:

Name:	Glenn Foley	Name:

Title:	Chairman and CEO	Title: